Exhibit 99(b)

                                   PROXY

                            CITY HOLDING COMPANY

                        3601 Maccorkle Avenue, S. E.
                      Charleston, West Virginia  24304

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints _________________ and _______________ as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of City Holding Company held of record by the undersigned on May 15, 1995 at the 1995 Annual Meeting of Shareholders to be held on June 29, 1995, or any adjournment thereof.

The Board of Directors recommends a vote for Proposals 1 through 3.

1. PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF MARCH 14, 1995, AND A RELATED PLAN OF MERGER PROVIDING FOR THE MERGER OF FIRST MERCHANTS BANCORP, INC. INTO CITY HOLDING COMPANY AS MORE FULLY SET FORTH IN THE ACCOMPANYING JOINT PROXY
     STATEMENT/PROSPECTUS DATED                   , 1995

     ( ) FOR             ( ) AGAINST         ( ) ABSTAIN

2. PROPOSAL TO ELECT FOUR CLASS III DIRECTORS TO THE BOARD OF DIRECTORS TO SERVE THREE-YEAR TERMS

     ( ) FOR   (except                       ( ) WITHHOLD
             as marked to                        AUTHORITY
             the contrary
             below)

          Dr. D. K. Cales          Jay Goldman
          Robert D. Fisher         C. Dallas Kayser

     TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE.

3. PROPOSAL TO RATIFY THE BOARD OF DIRECTORS' APPOINTMENT OF ERNST & YOUNG, LLP AS AUDITORS FOR THE COMPANY FOR 1995

     ( ) FOR             ( ) AGAINST         ( ) ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                   DATED:  __________________________, 1994


                                   ________________________________________
                                   Signature



                                   ________________________________________
                                    Signature if held jointly


                                   Please mark, sign, date and return the
                                   proxy promptly using the enclosed
                                   envelope.